INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 4 to Registration

Statement No. 333-31248 of Sun Life of Canada (U.S.) Variable Account F on Form

N-4 of our report dated February 15, 2002 accompanying the financial statements of Regatta, Regatta Gold, Regatta Classic, Regatta Platinum, Regatta Extra,

Regatta Access, Regatta Choice, and Regatta Flex 4 Sub-Accounts included in Sun

Life of Canada (U.S.) Variable Account F appearing in the Statement of Additional Information, which is part of such Registration Statement, to the use of our report dated February 15, 2002 accompanying the financial statements of Futurity, Futurity II, Futurity Focus, Futurity Accolade, Futurity Focus II, Futurity III, and Futurity Select

Four Sub-Accounts included in Sun Life of Canada (U.S.) Variable Account F appearing in the Statement of Additional Information, which is part of such Registration Statement, to the use of our report dated February 15, 2002 accompanying the financial statements of Sun Life Assurance Company of Canada (U.S.) appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the incorporation by reference of our report dated February 15, 2002 appearing in the Annual Report on Form 10-K of Sun Life Assurance Company of Canada (U.S.) for the year ended December 31, 2001.

We also consent to the references to us under the headings "Accountants" and

"Appendix I - Condensed Financial Information - Accumulation Units Values" in

such Prospectuses and under the heading "Financial Statements" in such

Statements of Additional Information.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

April 23, 2002